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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 18, 1996


                     American Body Armor & Equipment, Inc.
            (Exact name of registrant as specified in its charter)

         Florida                       0-18863                   59-2044869
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

              85 Nassau Place, Yulee, Florida         32097
         (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code   (904) 261-4035




       (Former name or former address, if changed since last report.)


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Item 1. Changes in Control of Registrant

          On January 18, 1996, Kanders Florida Holdings, Inc., a Delaware corporation ("KFH"), consummated transactions with Springs Industries, Inc. and Clark Schwebel, Inc., an indirect wholly owned subsidiary of Springs Industries, Inc. (collectively, "Springs") and with Hexcel Corporation ("Hexcel") pursuant to which KFH purchased (as detailed below) shares of common stock, par value $.03 per share ("Common Stock"), and 3% convertible preferred stock, stated value $1.00 per share (Preferred Stock"), of American Body Armor & Equipment, Inc., a Florida corporation (the "Company"), that were owned by Springs and Hexcel, respectively.

          KFH acquired 1,942,043 shares of Common Stock of the Company and 708,765 shares of Preferred Stock of the Company from Springs for an aggregate purchase price of $2,440,000, of which $1,840,000 was paid in cash and $600,000 was paid in the form of a two year promissory note issued by KFH to Springs, bearing interest at the rate of 8% per annum. In order to secure its obligations under such promissory note, KFH has pledged to Springs 900,000 shares of Common Stock of the Company.

          In addition, KFH acquired 938,174 shares of Common Stock of the Company and 422,310 shares of Preferred Stock of the Company from Hexcel for an aggregate purchase price of $750,000, of which $500,000 was paid in cash and $250,000 was paid in the form of a two year promissory note issued by KFH to Hexcel, bearing interest at the rate of 8% per annum. Warren B. Kanders, the President, sole director and sole shareholder of KFH, has guaranteed the payment obligations of KFH to Hexcel under such promissory note.

          The purchase price paid by KFH for the purchase of such shares of Common Stock and Preferred Stock of the Company from Springs and Hexcel was obtained from KFH's working capital funds. Upon consummation of the purchase of such shares of Common Stock and Preferred Stock of the Company from Springs and Hexcel, KFH acquired control of the Company by virtue of the ownership of such shares, which constitute approximately 66.3% of the outstanding Common Stock of the Company, assuming conversion of all shares of issued and outstanding Preferred Stock into Common Stock at 110% of the stated value of the Preferred Stock at a conversion rate of $.77 per share.

          Upon the consummation of the purchase by KFH of such shares of Common Stock and Preferred Stock of the Company from Springs and Hexcel, the directors of the Company, other than Jonathan M. Spiller, the President and Chief Executive Officer of the Company, resigned, and the vacancies created thereby were filled by the election to the Board of Directors of the Company of Warren B. Kanders, who was also elected as Chairman of the Board of Directors of the Company, Burtt Ehrlich and Nicholas Sokolow.

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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         AMERICAN BODY ARMOR & EQUIPMENT, INC.


                         By: /s/ Jonathan M. Spiller
                             Name: Jonathan M. Spiller
                             Title: President and Chief Executive Officer

Dated:  February 1, 1996